Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 26, 2008 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Berry Petroleum Company's Annual Report on Form 10-K/A for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado

February 25, 2009